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                                   EXHIBIT 23










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                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Great Pee Dee Bancorp, Inc.
Cheraw, South Carolina

We consent to the incorporation by reference in the Registration Statement of Great Pee Dee Bancorp, Inc. on Form S-8 (No. 333-79339) of our report dated July 19, 2002 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2002 and 2001, which appears in the 2002 Annual Report on Form 10-KSB of Great Pee Dee Bancorp, Inc.



/s/ Dixon Odom PLLC

Sanford, North Carolina
September 27, 2002